                                                                    EXHIBIT 99.1

Contacts:       Norman Black, Public Relations
                404-828-7593
                Teresa Finley, Investor Relations
                404-828-7359


                              UPS 1ST QUARTER SHOWS
                             STRONG 16% INCOME GAIN

         ATLANTA, April 21, 2005 - Paced by its growing international package operation, UPS (NYSE:UPS) today reported a strong 16.2% gain in net income for the first quarter of 2005.

         Consolidated revenue for the three months ended March 31, 2005, rose 10.8% to $9.89 billion, reflecting in part the addition of revenue from the recently acquired Menlo Worldwide Forwarding. International package revenue climbed 13% while U.S. package revenue rose 2.8%.

         Operating profit rose 13.8% to $1.39 billion compared to $1.22 billion for the prior-year period. International operating profit jumped 25.6% to $348 million, while U.S. domestic operating profit increased almost 13% to $1.03 billion.

         Operating profit for the supply chain solutions segment was reduced by integration costs from the December acquisition of Menlo Worldwide Forwarding. The former Menlo unit now is a key part of an aggressive push by UPS Supply Chain Solutions into the time-definite heavy air freight business.

         UPS also announced a change to its management bonus program, moving from a fixed profit-sharing plan to a performance-based plan. This change had a positive impact on compensation expense for the quarter of $0.045 per diluted share, and will have comparable benefits for the rest of the year. As a result, the company raised its guidance for 2005 full-year earnings growth to the range of 16-to-20% over the adjusted $2.90 reported for 2004. (The 2004 diluted EPS on a GAAP basis was $2.93.) Previous guidance was 13-to-17%.

         For the three months ended March 31, net income totaled $882 million, a gain of 16.2% compared to the $759 million reported for the period in 2004. Earnings per diluted share were $0.78, up 16.4% from the $0.67 reported in the prior year.

         Consolidated worldwide package volume for the first quarter rose by 3 million pieces to 885 million, while average daily volume increased by 38,000 packages per day to 13.82 million. Export volume was up 9.3%, while U.S. domestic volume was essentially flat at an average 12.5 million per day.

         "We had a great start to the year. The first quarter set the pace for UPS to generate earnings in 2005 at the higher end of our historical range," said Scott Davis, UPS's chief financial officer. "We grew our international operating profit by more than 25% and we did a very good job of managing our costs. Our cost initiatives are taking hold and we are benefiting from the deployment of package flow technology in the U.S. operation. There is strong momentum throughout all three business units."

         Highlights by segment for the first quarter included:

         -        International package revenue increased 13% to $1.84 billion.
                  Operating profit climbed 25.6% to $348 million. Asia export volume increased 36% with export volume doubling out of China. Operating margin increased 190 basis points to 18.9%.

         - U.S. domestic package revenue grew 2.8% during the period to $6.8 billion. Operating profit rose 12.7% to $1.03 billion and operating margin was 15.1%. Average daily volume in the

                  U.S. grew 0.1% for the quarter. Yields remained strong, with an increase in revenue per piece of 2.6% for all U.S. domestic products.

         - Revenue for the supply chain solutions segment increased 86% to $1.23 billion with the addition of Menlo Worldwide Forwarding. Freight services and logistics accounted for $1.12 billion of that total. Revenue growth for the segment was on track and hit its target for the quarter. Profitability was reduced by the integration of Menlo.

         "We are confident we've laid the foundation to accelerate volume growth in the U.S. going forward," added Davis. "Our efforts to better sell to mid-sized customers are gaining traction and we made good strides in connecting more customers to UPS through electronic shipping systems."

         Davis said the company expects solid growth in 2005. The international segment should maintain its exceptional performance with strong export volume growth. U.S. domestic volume growth should be 2-to-3% for the year, and the Menlo acquisition is expected to be slightly accretive to earnings for the year.

         For the second quarter, UPS is projecting diluted earnings per share in a range of $0.82 to $0.87 compared to the $0.72 reported during the prior-year period. The company anticipates improving volume trends in its U.S. domestic business, with 2% growth expected in the second quarter.

         UPS is the world's largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the movement of goods, information and funds. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. UPS's stock trades on the New York Stock Exchange (UPS) and the company can be found on the Web at UPS.com.

                                      # # #


EDITOR'S NOTE: UPS CFO Scott Davis will discuss first quarter results with investors and analysts during a conference call later today at 10:00 a.m. EDT. That conference call is open to listeners through a live Webcast. To access the call, go to www.shareholder.com/UPS and click on "Earnings Webcast."

         We supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plan.

         For the quarters ended March 31, 2005 and 2004, we did not present operating profit, net income and earnings per share excluding the impact of any transactions that were reflected in our financial statements prepared under generally accepted accounting principles. As previously reported for the quarter ended September 30, 2004, we presented net income and earnings per share excluding the impact of a credit to tax expense due to the resolution of various tax matters. As previously reported for the quarter ended December 31, 2004, we presented operating profit, net income and earnings per share excluding the impact of a charge to pension expense due to the consolidation of data collection systems, an impairment charge on Boeing 727, 747 and McDonnell Douglas DC-8 aircraft and tax credits resulting from several items. We believe it is useful to present operating profit, net income and earnings per share excluding the impact of these items because they are expected to have minimal implications on future financial performance.

         Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

         Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

                           UNITED PARCEL SERVICE, INC.
                     SELECTED FINANCIAL DATA - FIRST QUARTER
                                   (UNAUDITED)


                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,                          CHANGE
                                                        ------------------------------------------------------------------
                                                                2005             2004              $               %
                                                        ------------------------------------------------------------------
(amounts in millions, except per share data)
STATEMENT OF INCOME DATA:
Revenue:
  U.S. domestic package                                         $ 6,811          $ 6,625           $ 186             2.8%
  International package                                           1,842            1,630             212            13.0%
  Supply chain solutions                                          1,233              664             569            85.7%
                                                        -------------------------------------------------
  Total revenue                                                   9,886            8,919             967            10.8%

Operating expenses:
  Compensation and benefits                                       5,420            5,168             252             4.9%
  Other                                                           3,081            2,534             547            21.6%
                                                        -------------------------------------------------
  Total operating expenses                                        8,501            7,702             799            10.4%

Operating profit:
  U.S. domestic package                                           1,028              912             116            12.7%
  International package                                             348              277              71            25.6%
  Supply chain solutions                                              9               28             (19)          -67.9%
                                                        -------------------------------------------------
  Total operating profit                                          1,385            1,217             168            13.8%

Other income (expense):
  Investment income                                                  30               17              13            76.5%
  Interest expense                                                  (37)             (39)              2            -5.1%
                                                        -------------------------------------------------
  Total other income (expense)                                       (7)             (22)             15           -68.2%
                                                        -------------------------------------------------
Income before income taxes                                        1,378            1,195             183            15.3%

Income taxes                                                        496              436              60            13.8%

                                                        -------------------------------------------------
Net income                                                       $  882           $  759          $  123            16.2%
                                                        =================================================

Net income as a percentage of revenue                              8.9%             8.5%

Per share amounts
  Basic earnings per share                                       $ 0.78           $ 0.67          $ 0.11            16.4%
  Diluted earnings per share                                     $ 0.78           $ 0.67          $ 0.11            16.4%

Weighted average shares outstanding
   Basic                                                          1,124            1,130
   Diluted                                                        1,127            1,140


Certain prior year amounts have been reclassified to conform to the current year presentation.

                           UNITED PARCEL SERVICE, INC.
                     SELECTED FINANCIAL DATA - FIRST QUARTER
                                   (UNAUDITED)


                                                                THREE MONTHS ENDED
                                                                      MARCH 31,                            CHANGE
                                                         ---------------------------------------------------------------------
                                                               2005             2004               $                %
                                                         ---------------------------------------------------------------------

REVENUE (IN MILLIONS):
U.S. domestic package:
   Next day air                                                   $ 1,500           $ 1,481           $   19             1.3%
   Deferred                                                           764               772               (8)           -1.0%
   Ground                                                           4,547             4,372              175             4.0%
                                                         ----------------------------------------------------
      Total U.S. domestic package                                   6,811             6,625              186             2.8%
International package:
   Domestic                                                           358               336               22             6.5%
   Export                                                           1,366             1,192              174            14.6%
   Cargo                                                              118               102               16            15.7%
                                                         ----------------------------------------------------
      Total International package                                   1,842             1,630              212            13.0%
Supply chain solutions:
    Freight services and logistics                                  1,124               563              561            99.6%
    Other                                                             109               101                8             7.9%
                                                         ----------------------------------------------------
       Total Supply chain solutions                                 1,233               664              569            85.7%
                                                         ----------------------------------------------------
Consolidated                                                      $ 9,886           $ 8,919           $  967            10.8%
                                                         ====================================================

Memo: Gross revenue
    Freight services and logistics                                $ 1,860           $ 1,127           $  733            65.0%

Consolidated volume (in millions)                                     885               882                3             0.3%

Operating weekdays                                                     64                64

AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. domestic package:
   Next day air                                                     1,146             1,170              (24)           -2.1%
   Deferred                                                           860               894              (34)           -3.8%
   Ground                                                          10,464            10,393               71             0.7%
                                                         ----------------------------------------------------
      Total U.S. domestic package                                  12,470            12,457               13             0.1%
International package:
   Domestic                                                           788               811              (23)           -2.8%
   Export                                                             564               516               48             9.3%
                                                         ----------------------------------------------------
      Total International package                                   1,352             1,327               25             1.9%
                                                         ----------------------------------------------------
Consolidated                                                       13,822            13,784               38             0.3%
                                                         ====================================================

AVERAGE REVENUE PER PIECE:
U.S. domestic package:
   Next day air                                                   $ 20.45           $ 19.78           $ 0.67             3.4%
   Deferred                                                         13.88             13.49             0.39             2.9%
   Ground                                                            6.79              6.57             0.22             3.3%
      Total U.S. domestic package                                    8.53              8.31             0.22             2.6%
International package:
   Domestic                                                          7.10              6.47             0.63             9.7%
   Export                                                           37.84             36.09             1.75             4.8%
      Total International package                                   19.92             17.99             1.93            10.7%
Consolidated                                                      $  9.65           $  9.24           $ 0.41             4.4%
                                                         ====================================================


Certain prior year amounts have been reclassified to conform to the current year presentation.